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                                                                   Exhibit 10.11

                 MARQUETTE CAPITAL BANK, N. A. - PROMISSORY NOTE


$2,750,000.00

No. 418100000071                                         Minneapolis, Minnesota
Maker:  AUGUST TECHNOLOGY CORPORATION                    Date: November 4, 1999


         FOR VALUE RECEIVED, the Maker promises to pay to the order of Marquette Capital Bank, N.A. (the "Bank"), at its office Minneapolis, Minnesota, or at such other place as any present or future holder of this Note may designate from time to time, the principal amount of Two Million Seven Hundred and Fifty Thousand Dollars, ($2,750,000.00), or so much thereof as is advanced and remains outstanding as shown in the records of the holder of this Note, plus interest thereon from the date on which the same is advanced until this Note is fully paid, computed on the basis of the actual number of days elapsed and a 360-day year.

INTEREST:         The interest raw under this Note is:

         A variable rate that shall always be 2.75% per annum more than the prior month average of the 30 day LIBOR rate as published in The Wall Street Journal, as determined by the holder of this Note.

If the interest rate under this Note is a variable rate based on an index rate that is no longer available, the holder of this Note may select a comparable index rate for use under this Note. If this Note provides for a variable interest rate based on an index rate, the Bank may tend to its other customers at rates that are equal to, more than, or less than the index rate.

PAYMENTS:         The Maker shall make the following payments of principal and interest under this Note:

         Payments of accrued interest only on the last day of each month beginning November 30, 1999, and 1 final payment of the remaining unpaid balance of principal and accrued interest on May 31, 2000.

ADDITIONAL INTEREST:

         Notwithstanding the foregoing, after the occurrence of an Event of Default and until such Event of Default is cured, the interest rate under this Note shall automatically increase to a rate that is 2.0% per annum in excess of the rate otherwise in effect. If this Note provides for a variable interest rate, the increased rate shall continue to vary based on changes in the index rate.


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LATE FEES:

         If any payment under this Note (including but not limited to any final payment, and any payment due by reason of default or acceleration) is more than 10 days past due, the Maker shall pay the holder of this Note a late fee equal to 5% of the past due amount.

PREPAYMENTS:

         All or any part of the unpaid balance of this Note may be prepaid at any time without penalty.

OTHER PROVISIONS:

         This Note evidences the Maker's obligation to repay one or more loans under a revolving line of credit.

         This Note is an amendment of the Maker's $1,750,000.00 promissory note to the Bank dated July 1, 1999.

         The extensions of credit under this Note are made under Section 47.59 of the Minnesota Statutes.

         At the option of the holder of this Note, any payment under this Note may be applied first to the payment of charges, fees and expenses (other than principal and interest) under this Note and any other agreement or writing in connection with this Note, second to the payment of interest accrued through the date of payment, and third to the payments of principal under this Note in inverse order of maturity. Also, at the option of the holder of this Note, if there is any overpayment of interest under this Note, the holder may hold the excess and apply it to future interest accruing under this Note. The Maker represents, warrants, certifies to the Bank and agrees that all advances under this Note shall be used solely for business purposes.

The occurrence of any of the following events shall constitute an Event of Default under this Note:

         (i)      any breach or default in the payment of this Note; or
         (ii) any breach or default under the terms of any other note, obligation, mortgage, assignment, guaranty, other agreement, or other writing heretofore, herewith or hereafter existing to which the Maker or any endorser, guarantor or surety of this Note or any other person or entity providing security for this Note or for any guaranty of this Note is a party; or
         (iii) the insolvency, death, dissolution, liquidation, merger or consolidation of any such Maker, endorser, guarantor, surety or other person or entity; or
         (iv) any appointment of a receiver, trustee or similar officer of any property of any such Maker, endorser, guarantor, surety or other person or entity; or
         (v) any assignment for the benefit of creditors of any such Maker, endorser, guarantor, surety or other person or entity; or


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         (vi)     any commencement of any proceeding under any bankruptcy,
                  insolvency, receivership, dissolution, liquidation or similar law by or against any such Maker, endorser, guarantor, surety or other person or entity; or
         (vii) the sale, lease or other disposition (whether in one or more transactions) to one or more persons or entities of all or a substantial part of the assets of any such Maker, endorser, guarantor, surety or other person or entity; or
         (viii) any such Maker, endorser, guarantor, surety or other person or entity takes any action to go out of business, or to revoke or terminate any agreement, liability or security in favor of the holder of this Note; or
         (ix) the entry of any judgment or other order for the payment of money in the amount of $100,000.00 or more against any such Maker, endorser, guarantor, surety or other person or entity; or
         (x) the issuance or levy of any writ, warrant, attachment, garnishment, execution or other process against any property of any such Maker, endorser, guarantor, surety or other person or entity; or
         (xi) the attachment of any tax lien to any property of any such Maker, endorser, guarantor, surety or other person or entity; or
         (xii) any statement, representation or warranty made by any such Maker, endorser, guarantor, surety or other person or entity (or any representative of any such Maker, endorser, guarantor, surety or other person or entity) to the holder of this Note at any time shall be incorrect or misleading in any material respect when made; or
         (xiii)   there is a material adverse change in the condition
                  (financial or otherwise), business or property, of any such Maker,endorser, guarantor, surety or other person or entity; or
         (xiv) the holder of this Note "in good faith believe that the prospect of due and punctual payment or performance of this Note or the due and punctual payment or performance of any other note, obligation, mortgage, assignment, guaranty, or other agreement heretofore, herewith or hereafter given to or acquired by the holder of this Note in connection with this
                  Note is impaired.

         Upon the commencement of any proceeding under any bankruptcy law by or against any such Maker, endorser, guarantor, surety or other person or entity, the unpaid principal balance of this Note plus accrued interest and all other charges, fees and expenses under this Note shall automatically become immediately due and payable in full, without any declaration, presentment, demand, protest, or other notice of any kind. Upon the occurrence of any other Event of Default and at any time thereafter, the then holder of this Note may, at its option, declare this Note to be immediately due and payable and thereupon the unpaid principal balance of this Note plus accrued interest and all other charges, fees and expenses under this Note shall automatically become due and payable in full, without any presentment, demand, protest or other notice of any kind.

         The Maker: (i) waives demand, presentment, protest, notice of protest, notice of dishonor and notice of nonpayment of this Note; (ii) agrees to promptly provide the holder of this Note from time to time with the Maker's financial statements and such other information respecting the financial condition, business and property of the Maker as the holder of this Note may


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request, in form and substance acceptable to the holder of this Note; (iii)
agrees that when or at any time after this Note becomes due the holder of this Note may offset or charge the full amount owing on this Note against any account then maintained by the Maker with the holder of this Note without notice; (iv) agrees to pay on demand all fees, costs and expenses of the holder of this Note in connection with this Note and any transactions and matters relating to this Note, including but not limited to audit fees and expenses and reasonable attorneys' fees and legal expenses, plus interest on such amounts at the rate set forth in this Note; and (v) consents to the personal jurisdiction of the state and federal courts located in the State of Minnesota in connection with any controversy related in any way to this Note or any transaction or matter relating to this Note, waives any argument that venue in such forums is not convenient, and agrees that any litigation initiated by the Maker against the Bank or any other holder of this Note relating in any way to this Note or any transaction or matter relating to this Note, shall be venued in either the Minnesota District Court of the county where the Bank is located, or the United States District Court, District of Minnesota. Interest on any amount under this Note shall continue to accrue, at the option of the holder of this Note, until such holder receives final payment of such amount in collected funds in form and substance acceptable to such holder.

         No waiver of any right or remedy under this Note shall be valid unless in writing executed by the holder of this Note, and any such waiver shall be effective only in the specific instance and for the specific purpose given. All rights and remedies of the holder of this Note shall be cumulative and may be exercised singly, concurrently or successively. The Maker, if more than one, shall be jointly and severally liable under this Note, and the term "Maker," wherever used in this Note, shall mean the Maker or any one or more of them. All references in this Note to the holder of this Note shall mean the Bank and any and all other present and future holders of this Note. This Note shall bind the Maker and the heirs, representatives, successors and assigns of the Maker. This Note shall benefit the holder of this Note and its successors and assigns. This Note shall be governed by and construed in accordance with the internal laws of the State of Minnesota (excluding conflict of law rules).

         THE MAKER REPRESENTS AND WARRANTS TO THE BANK AND AGREES THAT THE MAKER HAS READ ALL OF THIS NOTE AND UNDERSTANDS ALL OF THE PROVISIONS OF THIS NOTE.


ADDRESS OF MAKER:                           MAKER:
5237 Edina Industrial Blvd.
Edina, Minnesota 55439-2910                 AUGUST TECHNOLOGY CORPORATION

TELEPHONE:  (612) 820-0080


                                            By:
                                               ----------------------
                                               Tom C. Velin
                                               Title:  Chief Financial Officer


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